                                                                  EXHIBIT (b)(1)

                               FACILITY AGREEMENT

                             DATED 16 DECEMBER, 2004

                                CREDIT FACILITIES

                                       FOR

               F.I.L.A. - FABBRICA ITALIANA LAPIS ED AFFINI S.P.A.

                                   ARRANGED BY

                               BANCA INTESA S.P.A.

                                  ALLEN & OVERY

                             STUDIO LEGALE ASSOCIATO

                                      MILAN

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
CLAUSE                                                                 PAGE
1.    Interpretation................................................     1
2.    Facilities....................................................    11
3.    Purpose.......................................................    12
4.    Conditions precedent..........................................    12
5.    Utilisation...................................................    13
6.    Repayment.....................................................    14
7.    Prepayment and cancellation...................................    14
8.    Interest......................................................    17
9.    Terms.........................................................    18
10.   Market disruption.............................................    19
11.   Taxes ........................................................    19
12.   Increased Costs...............................................    21
13.   Mitigation....................................................    22
14.   Payments......................................................    23
15.   Representations...............................................    24
16.   Information covenants.........................................    30
17.   General covenants.............................................    33
18.   Default.......................................................    40
19.   Security......................................................    43
20.   The Administrative Parties....................................    44
21.   Evidence and calculations.....................................    49
22.   Fees..........................................................    50
23.   Indemnities and Break Costs...................................    50
24.   Expenses......................................................    52
25.   Amendments and waivers........................................    52
26.   Changes to the Parties........................................    53
27.   Disclosure of information.....................................    56
28.   Set-off.......................................................    56
29.   Pro Rata Sharing..............................................    57
30.   Severability..................................................    58
31.   Counterparts..................................................    58
32.   Notices.......................................................    58
33.   Language......................................................    60
34.   Governing law.................................................    60
35.   Enforcement...................................................    60

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SCHEDULE

1.    Original Parties
2.    Conditions precedent documents
3.    Form of Request
4.    Calculation of the Mandatory Cost
5.    Form of Transfer Certificate
6.    Existing Security
7.    Security Agreements
8.    Form of the Pledge over the shares of new Target
9.    Financial Indebtedness of Target

SIGNATORIES

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                     SUMMARY SHEET ("DOCUMENTO DI SINTESI")

This is a Summary Sheet ("Documento di Sintesi") of the main terms and conditions of the facility agreement executed on 16 December, 2004 (the FACILITY AGREEMENT). (This document is not to be viewed as a substitute for the Facility Agreement and has been drafted in accordance with the transparency rules, which came into force on 1st October 2003 (D.Lgs. 385 of 1/9/1993 - CICR Resolution of 4th March, 2003).

Capitalised terms not defined herein shall bear the same meaning ascribed to them in the Facility Agreement.

                                    SECTION 1

THE INFORMATION IN THIS SECTION IS INTENDED TO DRAW THE COMPANY'S' ATTENTION TO THE ECONOMIC/FINANCIAL CONDITIONS (LE CONDIZIONI ECONOMICHE) OF THE TRANSACTION DESCRIBED IN THE FACILITY AGREEMENT.

INTEREST: the percentage rate per annum equal to the aggregate amount of the applicable: (a) Margin (equal to (i) with respect to Tranche A, 1.3 per cent, per annum; (ii) with respect to Tranche B: (A) 1.75 per cent, per annum, where the aggregate of all Loans are up to and including US$ 10 million; and (B) 2.00 per cent, per annum, where the aggregate of all Loans are greater than US$ 10 million and up to and including US$ 20 million); (b) in relation to any Loan in euro, EURIBOR or, in relation to any Loan in US$, LIBOR; and (c) Mandatory Costs. Alternative bases for determining the rate of interest are provided.

TERMS AND CALCULATION OF INTERESTS: the Company must pay accrued interest on each Loan made to it on the last day of each Term. The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

INTEREST ON OVERDUE AMOUNTS: the Company must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, calculated by the Facility Agent. Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount.

INDEXATION CRITERIA: IBOR, which means LIBOR (which means for a Term of any Loan or overdue amount in US$: (a) the applicable Screen Rate; or (b) if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term); or EURIBOR (which means for a Term of any Loan or overdue amount in euro: (a) the applicable Screen Rate; or (b) if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market; as of 11.00 a.m. (Milan time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term).

COST AND EXPENSES OF THE COMPANY: the Company shall pay to the Finance Parties:
(i) the Taxes and the tax indemnity, pursuant to Clause 11 (Taxes) of the Facility Agreement; (ii) the Increased Costs, subject to the terms and conditions of Clause 12 (Increased Costs) of the Facility Agreement; (iii) the Indemnities and the Break Costs pursuant to Clause 23 (Indemnities and Break Costs) of the facility

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Agreement; and (iv) and the cost and expenses pursuant to Clause 24 (Expenses)
of the facility Agreement.

FEES: the Company must pay: (i) to the Arranger, for its own account an arrangement and underwriting fee in relation to Tranche A and Tranche B in the amount and in the manner agreed in the Fee Letter; (ii) to the Facility Agent, a commitment fee computed at the rate of 0.875 per cent per annum on the undrawn and uncancelled amount of each Lender's Tranche A Commitment, payable quarterly in arrear from and including the date of the Facility Agreement; and (iii) to the Facility Agent, a commitment fee computed at the rate of 0.875 per cent, per annum on the undrawn and uncancelled amount of each Lender's Tranche B Commitment, payable quarterly in arrear from and including 31st March, 2005.

INDICATORE SINTETICO DI COSTO (ISC): equal to: (i) in relation to Tranche A, 450 b.p. per annum, legal expenses ecluded (three months Euribor); in relation to Tranche B, 540 b.p. per annum, legal expenses ecluded (three months libor).

                                    SECTION 2

THE INFORMATION IN THIS SECTION IS INTENDED TO DRAW THE COMPANY'S ATTENTION TO THE PROVISIONS, INCLUDING THOSE WHICH ARE NOT STRICTLY ECONOMIC/FINANCIAL, CONTAINED IN THE FACILITY AGREEMENT.

CLAUSE 1 identifies the terms used in the Facility Agreement.

CLAUSE 2 specifies the amount of the Facility.

CLAUSE 3 specifies the purposes of the Facility.

CLAUSE 4 details the conditions precedent and the obligation to which each of the Lender who participate in any Loan are subject.

CLAUSE 5 sets out (i) the procedure necessary to duly complete a Request and deliver it to the Facility Agent; and (ii) the procedure relating to the advance of Loan.

CLAUSE 6 states that the Company must repay the Loans in full on the Final Maturity Date.

CLAUSE 7 details the cases of (i) mandatory prepayment of the Facility; (ii) voluntary prepayment of the Facility; (iii) cancellation of the Commitments; and
(iv) involuntary prepayment and cancellation of the Commitments.

CLAUSE 8 sets out (i) the Interest for each Term; (ii) the interest on overdue amounts.

CLAUSE 9 specifies the duration of the Terms.

CLAUSE 10 identifies the criteria for determining the rate of interest if: (i) IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (Milan or London time depending on IBOR being EURIBOR or LIBOR, respectively) on the Rate Fixing Day; or (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent, of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of the IBOR for the relevant Term.

CLAUSE 11 states that (i) that the Company must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law; (ii) what the Company must do if a Tax Deduction is required by law; (iii) that the Company must indemnify a Finance Party against any loss or liability which that Finance Party acting reasonably determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document; (iv) that the Company must pay and indemnify each Finance Party against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate; and
(v) that any amount payable under a Finance Document by the Company is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount.

CLAUSE 12 states that the Company must pay to the a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates.

CLAUSE 13 states that each Finance Party must take all reasonable steps to mitigate any circumstances which arise and which result or would result in any Tax payment or Increased Cost being payable by the Company.

CLAUSE 14 sets out (i) the place where all payments under the Finance Documents must be made; (ii) the relevant value and currency; (iii) how duly make the distribution of the payments under the Finance Documents; and (iv) how duly apply the partial payment made by the Company. In particular Clause 14 states that all payments made by the Company under the Finance Documents must be made without set-off or counterclaim.

CLAUSE 15 details the representations made by the Company, also with respect to its Subsidiary, to each Finance Parties.

CLAUSE 16 details the information covenants of the Company.

CLAUSE 17 details the general covenants of the Company.

CLAUSE 18 details the Events of Default, If any Event of Default is outstanding, and subject to the terms and condition provided under the Facility Agreement, the Facility Agent may, and must if so instructed by the Majority Lenders, (i) cancel all or any part of the Total Commitments; or (ii) declare that all or part of any amounts outstanding under the Finance Documents are: (A) immediately due and payable; and/or (B) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

CLAUSE 19 indicates the purposes of the Account Pledge and of the FILA Pledge and sets out the functions of the Security Agent.

CLAUSE 20 stets out the appointments and the duties of the Facility Agent and the relationship between the Facility Agent and the Finance Parties.

CLAUSE 21 states that (i) the accounts maintained by a Finance Party in connection with the Facility Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings; and (ii) any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

CLAUSE 22 states that the Company must pay to the Arranger the arrangement and underwriting fee in the amount and in the manner agreed in the Fee Letter; (ii) a commitment fee in relation, respectively, to the Tranche A and the Tranche B subject to the terms and condition referred to in the Facility Agreement.

CLAUSE 23 states that the Company must (i) indemnify each Finance Party against any loss or liability which that Finance Party incurs in relation to the Facility; and (ii) pay to each Lender its Break Costs.

CLAUSE 24 states that the Company must pay all the costs and expenses incurred in relation to the Facility Agreement and the other Finance Documents.

CLAUSE 25 sets out the procedure necessary to amend or waive any term of the Finance Documents.

CLAUSE 26 sets out the procedure pursuant to which a Lender may assign or transfer any of its rights and obligations under the Facility Agreement.

CLAUSE 27 details in which cases a Finance Party is entitle to disclose information in connection with the Finance Documents.

CLAUSE 28 states that a Finance Party may set off any matured obligation owned to it by the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation.

CLAUSE 29 sets out the case in which any amount owing by the Company under the Facility Agreement to a Lender is discharged by payment, set-off or any other manner other than through the Facility Agent under the Facility Agreement.

CLAUSE 30 states that if a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect: (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

CLAUSE 31 states that each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

CLAUSE 32 details (i) the procedure relating to the communication; and (ii) the contact details of the parties to the Facility Agreement.

CLAUSE 33 states that any notice or any other documents provided, in connection with: (i) the Account Pledge, must be in Italian; and (ii) the FILA Pledge and any other Finance Document, must be in English (and in particular, any documents provided, in connection with the FILA Pledge and any other Finance Document, with the sole exception of the notices, can be (unless the Facility Agent otherwise agrees) in Italian accompanied by a certified English translation).

CLAUSE 34 regulates the enforcement of any of the Finance Documents.

THIS AGREEMENT is made on 16 December, 2004

BETWEEN:

(1) F.I.L.A. - FABBRICA ITALIANA LAPIS ED AFFINI S.P.A. (the COMPANY or the BORROWER);

(2) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lender (the ORIGINAL LENDER);

(3) BANCA INTESA S.P.A., MILAN BRANCH as arranger and as facility agent (in this capacity, respectively, the ARRANGER and the FACILITY AGENT); and

(4) BANCA INTESA S.P.A., NEW YORK BRANCH as security agent (in this capacity, the SECURITY AGENT).

IT IS AGREED as follows:

1.    INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      ACCOUNT PLEDGE means the pledge over the FILA Account in the form and substance satisfactory to the Arranger, entered into by the Company at the date of this Agreement in favour of the Facility Agent.

      ACQUISITION means the acquisition by US NewCo of 100% of the share capital of Target pursuant to the Tender Offer and the Merger.

      ACQUISITION DOCUMENTS means each of the Merger Agreement, the Contribution Agreement, the Subscription Agreement, the Tender Offer statement and all exhibits thereto.

      ADMINISTRATIVE PARTY means the Arranger or the Facility Agent or the Security Agent.

      AFFILIATE means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

      AVAILABILITY PERIOD means the period:

      (a) with respect to the Tranche A, from and including the Closing Date to and including the date of the Acquisition; and

      (b) with respect to the Tranche B, from and including the Completion Date to and including the date falling two months after the date of the Acquisition.

      BREAK COSTS means the amount (if any) which a Lender is entitled to receive under Clause 23.3 (Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid otherwise than the last day of a Term applicable to it.

      BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Milan and:

      (a) if on that day a payment in a currency other than euro is to be made, the principal financial centre of the country of that currency; or

      (b) if on that day a payment in euro is to be made, which is also a TARGET Day.

      CLOSING DATE means the date on which this Agreement is signed and all of the Conditions Precedent documents listed in Schedule 2 shall have been delivered to the Facility Agent

      COMMITMENT means:

      (a)   for the Original Lender, the amount set opposite its name in
            Schedule 1 (Original Parties) and designated TRANCHE A OR TRANCHE B and the amount of any other Commitment so designated which it acquires; and

      (b) for any other Lender, the amount of any other Commitment so designated which it acquires,

      to the extent not cancelled, transferred or reduced under this Agreement.

      COMPLETION DATE means the date on which US NewCo acquires no less than 66 and 2/3 percent of the share capital of Target by means of the Tender Offer.

      CONTRIBUTION AGREEMENT means the contribution agreement dated December 15, 2004, among the Company, California Cedar Products Company, Martin Coudeu Y Compania Ltda, and Martin Coudeu Falabella.

      DISCLOSURE LETTER means the disclosure letter to the Merger Agreement included in Schedule 2 (Condition Precedent Documents), Part IV, n 8.

      DEFAULT means:

      (a)   an Event of Default; or

      (b) an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

      EMPLOYEE PLAN means any "employee benefit plan" as defined in Section 3(3) of ERISA.

      ERISA means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

      ERISA AFFILIATE with respect to any US Group Company, any person that for the purposes of Title IV of ERISA is from time to time a member of the controlled group of any US Group Company, or under common control with any US Group Company within the meaning of Section 414 of the U.S. Code.

      ERISA EVENT means within the past six years: (i) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043
      (a) of ERISA that it be notified of such event; (ii) the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041 (b) of ERISA, the filing under Section 4041 (c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041 (c) of ERISA; (iii) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan; (iv) the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under
      Section 412 of the Code or Section 302 of ERISA or the filing of any request for a minimum funding waiver under Section 412 of the Code with respect to any Employee Plan or to its knowledge a Multiemployer Plan; (v) an engagement in a non-exempt prohibited transaction within the meaning of
      Section 4975 of the Code or Section 406 of ERISA that would have a Material Adverse Effect; (vi) the complete or partial withdrawal of any US Group Company or any ERISA Affiliate from a Multiemployer Plan; and (vii) the Company or an ERISA Affiliate incurring any liability under Title TV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that would have a Material Adverse Effect.

      EURIBOR means for a Term of any Loan or overdue amount in euro:

      (a)   the applicable Screen Rate; or

      (b) if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Milan time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

      EURO means the single currency of the Participating Member States.

      EVENT OF DEFAULT means an event specified as such in Clause 18 (Default).

      FACILITY means:

      (a) when designated TRANCHE A the term loan facility referred to in Clause 2.1 (Tranche A);

      (b) when designated TRANCHE B the term loan facility referred to in Clause 2.2 (Tranche B); and

      (c) without any such designation, the Tranche A or the Tranche B as the context so requires.

      FACILITY OFFICE means the office(s) notified by a Lender to the Facility
      Agent:

      (a)   on or before the date it becomes a Lender; or

      (b)   by not less than five Business Days' notice,

      as the office(s) through which it will perform its obligations under this Agreement.

      FEE LETTER means the fee letter entered into by the Company and the Arranger on the date of this Agreement.

      FILA ACCOUNT means account number 2707/7000001458 of the Company established at Banca Intesa S.p.A., Filiale di Pero (Milano), Via Sempione 80, 20016 Pero (Milano), that will be subject to the Account Pledge.

      FILA PLEDGE means the Stock Pledge Agreement substantially in the form of
      Schedule 8 hereto, to be entered into by the Company promptly upon the completion of the Merger, in respect of its shares of New Target in favour of the Security Agent for the benefit of the Finance parties.

      FINAL EXPIRATION DATE means the date the Tender Offer expires, which shall in no event be later than 75 (seventyfive) days after the date the Merger Agreement is signed.

      FINAL MATURITY DATE means the date falling nine months after the date of this Agreement.

      FINANCE DOCUMENT means:

      (a)   this Agreement;

      (b)   a Security Document;

      (c)   the Fee Letter;

      (d)   a Transfer Certificate; or

      (e) any other document designated as such by the Facility Agent and the Company

      FINANCE PARTY means a Lender or an Administrative Party.

      FINANCIAL INDEBTEDNESS means any indebtedness for or in respect of:

      (a)   moneys borrowed;

      (b)   any acceptance credit (including any dematerialised equivalent);

      (c)   any bond, note, debenture, loan stock or other similar instrument;

      (d)   any redeemable preference share;

      (e) any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

      (f) receivables sold or discounted (otherwise than on a non-recourse basis);

      (g) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is beyond 120 days;

      (h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

      (i) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

      (j) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

      (k) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

      GROUP means the Company and its Subsidiaries.

      HOLDING COMPANY of any other person, means a company in respect of which that other person is a Subsidiary.

      IBOR means LIBOR or EURIBOR

      INCREASED COST means:

      (a)   an additional or increased cost;

      (b) a reduction in the rate of return from a Facility or on its overall capital; or

      (c)   a reduction of an amount due and payable under any Finance Document,

      which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

      INTELLECTUAL PROPERTY RIGHTS means:

      (a) any know-how, patent, trade mark, service mark, design, business name, domain name, topographical or similar right;

      (b)   any copyright, data base or other intellectual property right; or

      (c)   any interest (including by way of licence) in the above,

      in each case whether registered or not, and including any related application.

      IRS means the United States Internal Revenue Service or any successor thereto.

      LENDER means:

      (a)   an Original Lender listed in Schedule 1 (The Original Parties); or

      (b) any person which becomes a Lender in respect of the Facility after the date of this Agreement,

      LIBOR means for a Term of any Loan or overdue amount in US$:

      (a)   the applicable Screen Rate; or

      (b) if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 am on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

LOAN means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing, and when designated TRANCHE A OR TRANCHE B a Loan under the Facility so designated.

MAJORITY LENDERS means, at any time, Lenders:

(a) whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent, or more of the aggregate of all the outstanding Loans and the undrawn Loan Commitments of all the Lenders;

(b) if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent, or more of the Total Commitments; or

(c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent, or more of the Total Commitments immediately before the reduction.

MANDATORY COST means the percentage rate per annum calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost)

MARGIN means:

(a)   with respect to Tranche A, 1.3 per cent, per annum; and

(b)   with respect to Tranche B:

      (i) 1.75 per cent, per annum, where the aggregate of all Loans are up to and including US$ 10 million; and

      (ii) 2.00 per cent, per annum, where the aggregate of all Loans are greater than US$ 10 million and up to and including US $ 20 million.

MATERIAL ADVERSE EFFECT means a material adverse effect on:

(a) the business, prospects or financial condition of any member of the Group or the Group as a whole;

(b) the ability of the Company to perform its obligations under any Finance Document;

(c)   the validity or enforceability of any Finance Document; or

(d)   any right or remedy of a Finance Party in respect of a Finance Document.

MERGER means the reverse merger of US NewCo into Target to be effected as soon as legally possible after the completion of the Tender Offer under the Delaware General Corporation Law.

MERGER AGREEMENT means the merger agreement, among the Company, US Newco and Target describing the terms and conditions upon which the reverse merger of US NewCo into Target will be effected, to be executed no later than 23rd December, 2004.

MERGER DATE means the day on which the certificate of merger is filed with the Secretary of State of Delaware to effect the Merger.

MULTIEMPLOYER PLAN means a multiemployer plan (as defined in Section (3)(37) of ERISA) contributed to for any employees of a US Group Company or any ERISA Affiliate.

NEW TARGET means the company resulting from the Merger.

ORIGINAL FINANCIAL STATEMENTS means the audited consolidated financial statements of the Company for the year ended 31st December, 2003.

PAYING AGENT means the professional paying agent that will be appointed on behalf of all the tendering Target shareholders.

PARTICIPATING MEMBER STATE means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

PARTY means a party to this Agreement.

PBGC means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

PRO RATA SHARE means::

(a) for the purpose of determining a Lender's share in a utilisation of the Facility, the proportion which the Commitment bears to the Total Commitments; and

(b)   for any other purpose on a particular date:

      (i) the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

      (ii) if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

      (iii) if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.

RATE FIXING DAY means:

(a) the second Business Day before the first day of a Term for a Loan denominated in any currency other than euro; or

(b) the second TARGET Day before the first day of a Term for a Loan denominated in euro,

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

REFERENCE BANKS means, in relation to LIBOR, the principal offices in London of Banca Intesa S.p.A, UniCredito Italiano S.p.A. and SanpaololMI S.p.A. and, in relation to

EURIBOR, the principal offices in Milan of Banca Intesa S.p.A., UniCredito Italiano S.p.A. and SanpaoloIMI S.p.A. and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

REPEATING REPRESENTATIONS means the representations which are deemed to be repeated under Clause 15 22 (Times for making representations).

REQUEST means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

SCREEN RATE means:

(a)   for LIBOR, the British Bankers Association Interest Settlement Rate; and

(b) for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union,

for the relevant currency and Term displayed on the appropriate page of the Telerate screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

SECURITY DOCUMENT means:

(a)   the FILA Pledge;

(b)   the Account Pledge; and

(c) any other document evidencing or creating security over any asset of the Company to secure any obligation of the Company to a Finance Party under the Finance Documents.

SECURITY INTEREST means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

SUBSIDIARY means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent, of the voting capital or similar right of ownership and CONTROL for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

SUBSCRIPTION AGREEMENT means the subscription agreement between the Company and US NewCo dated December 15, 2004, pursuant to which:

(a) the Company will purchase no. 5,961 shares which will represent all of the issued and outstanding common stock of US NewCo, and

(b) US NewCo acknowledges and agrees that (i) the Company will deposit the consideration for its purchase of the US NewCo common stock into the FILA Account, subject to the Account Pledge and (ii) that the funds deposited into the FILA Account will be released directly to the Paying Agent on the date required to pay the tendering shareholders of the Target and complete the Acquisition.

      TARGET mean Dixon Ticonderoga Company, a company incorporated under the laws of Delaware, with registered office at 195 International Parkway, Heathrow, Florida, United States of America, listed in the American Stock Exchange of New York.

      TARGET DAY means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

      TAX means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

      TAX DEDUCTION means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

      TAX PAYMENT means a payment made by the Company to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by the Company in respect of Tax under any Finance Document.

      TENDER OFFER means the public (non-hostile) tender offer by US NewCo for the shares in Target that will expire not later than 75 (seventyfive) days from the date of execution of the Merger Agreement.

      TERM means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

      TOTAL COMMITMENTS means the aggregate of the Commitments of all the Lenders, or when designated TRANCHE A or TRANCHE B the aggregate of the Commitments of all Lenders bearing that designation.

      TRANSFER CERTIFICATE means a certificate, substantially in the form of
      Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

      UNFUNDED PENSION LIABILITY means the excess of an Employee Plan's benefit liabilities under Section 4001 (a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

      US GROUP COMPANY means any member of the Group incorporated in any State of the United States of America.

      US NEWCO means Pencil Acquisition Corp., a company incorporated under the laws of Delaware, United States of America.

      US NEWCO SHARE PURCHASE means the purchase by the Company of no. 5.961 shares which will represent all of the issued and outstanding common shares of US NewCo by means of the Subscription Agreement in accordance with the terms thereof.

      UTILISATION DATE means each date on which a Facility is utilised.

1.2   CONSTRUCTION

(a)   In this Agreement, unless the contrary intention appears, a reference to:

      (i) an AMENDMENT includes a supplement, novation, restatement or re-enactment and AMENDED will be construed accordingly;

      (ii) ASSETS includes present and future properties, revenues and rights of every description;

      (iii) an AUTHORISATION includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

      (iv) an obligation to CONSULT means to inform and discuss, but shall under no circumstances mean that any decision to be made following consultation is subject to approval or agreement;

      (v) DISPOSAL means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and DISPOSE will be construed accordingly;

      (vi) INDEBTEDNESS includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

      (vii) KNOW YOUR CUSTOMER REQUIREMENTS are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

      (viii) a PERSON includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

      (ix) a REGULATION includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (x) a CURRENCY is a reference to the lawful currency for the time being of the relevant country; "US$" and "USD" denote lawful currency of the United States of America; "EUR", "(EURO)" and "EURO" means the single currency unit of the Participating Member States.

      (xi) a Default being OUTSTANDING means that it has not been remedied or waived;

      (xii) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

      (xiii) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

      (xiv) a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

      (xv) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

      (xvi) a time of day is a reference to London time.

(b) Unless the contrary intention appears, a reference to a MONTH or MONTHS is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

      (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

      (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

      (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of any Finance Document.

(d)   Unless the contrary intention appears:

      (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

      (ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

      (iii) any obligation of the Company under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents.

(e)   The headings in this Agreement do not affect its interpretation.

2.    FACILITIES

2.1   TRANCHE A

      Subject to the terms of this Agreement, the Lenders make available to the Company a facility in an aggregate amount equal to the Tranche A Total Commitments.

2.2   TRANCHE B

      Subject to the terms of this Agreement, the Lenders make available to the Company a facility in an aggregate amount equal to the Tranche B Total Commitments.

2.3   NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

      Unless all the Finance Parties agree otherwise:

      (a) the obligations of a Finance Party under the Finance Documents are several;

      (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

      (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

      (d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

      (e) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

      (f) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.    PURPOSE

3.1   TRANCHE A

      The Tranche A may only be used by the Company:

      (a)   as to the first Loan, for the US NewCo Share Purchase, and

      (b) as to the second Loan, for the costs related to the US NewCo Share Purchase.

3.2   TRANCHE B

      The Tranche B may only be used by the Company for intercompany loans in favour of Target or New Target made for:

      (a) extinguishing the outstanding financial indebtedness of Target or New Target in the amounts set forth in Schedule 9 which, by its terms, will become due and payable as a result of the Acquisition;

      (b) any other costs, directly and indirectly, related to the Acquisition to be borne by Target or New Target.

3.3   NO OBLIGATION TO MONITOR

      No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.    CONDITIONS PRECEDENT

4.1   CONDITIONS PRECEDENT DOCUMENTS

      A Request under each Facility may not be given by the Company until the Closing Date has occurred and the Facility Agent has notified the Company that it has received all of the documents and evidence set out in Schedule 2 (Conditions precedent documents) in form and substance reasonably satisfactory to the Facility Agent. The Facility Agent must give this notification to the Company promptly upon being so satisfied.

4.2   FURTHER CONDITIONS PRECEDENT

(a) A Request under the Tranche B may not be given by the Company until (i) a Request in respect to the Tranche A has been already given and (ii) the Facility Agent has notified the Borrower that it has received evidence that the Tranche B arrangement and underwriting fees due and payable by the Company under this Agreement have been paid at Completion Date.

(b) The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

      (i)   the Repeating Representations are correct in all respects; and

      (ii) no Default or no Event of Default is outstanding or would result from the Loan.

4.3   MAXIMUM NUMBER

(a)   Two Requests are permitted under the Tranche A.

(b) Unless the Facility Agent agrees, a Request in respect to the Tranche B may not be given if, as a result, there would be more than five Loans outstanding.

5.    UTILISATION

5.1   GIVING OF REQUESTS

(a) The Company may borrow a Loan by giving to the Facility Agent a duly completed Request

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)   Each Request is irrevocable

5.2   COMPLETION OF REQUESTS

      A Request for a Loan will not be regarded as having been duly completed unless:

      (a)   it identifies the Company;

      (b)   it identifies the Tranche the Loan applies to;

      (c) the Utilisation Date is a Business Day falling within the Availability Period;

      (d)   the amount of the Loan requested is:

            (i) in respect to the Tranche B, a minimum of US$ 4,000,000.00 and an integral multiple of US$ 1,000,000.00;

            (ii) in respect to the first Loan of the Tranche A, an equivalent amount in euro equal to US$ 23,100,000.00;

            (iii) the maximum undrawn amount available under this Agreement for
                  Loans under the relevant Facility on the proposed Utilisation Date; or

            (iv)  such other amount as the Facility Agent may agree; and

      (e)   the proposed Term comply with this Agreement.

      Only one Loan may be requested in a Request.

5.3   ADVANCE OF LOAN

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)   No Lender is obliged to participate in a Loan if as a result:

      (i) its share in the Loans under a Facility would exceed its Commitment for that Facility; or

      (ii)  the Loans would exceed the Total Commitments.

(d) If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the Company on the Utilisation Date

(e) The Company irrevocably instructs the Facility Agent to effect the delivery of the first Loan in respect to Tranche A by crediting the entire proceeds of such Loan to the FILA Account.

6.    REPAYMENT

      The Company must repay the Loans made to it in full on the Final Maturity Date.

7.    PREPAYMENT AND CANCELLATION

7.1   MANDATORY PREPAYMENT - ILLEGALITY

(a) A Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)   After notification under paragraph (a) above:

      (i) the Company must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

      (ii)  the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be:

      (i)   the last day of the current Term of that Loan; or

      (ii) if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

7.2   MANDATORY PREPAYMENT - CHANGE OF CONTROL

(a)   For the purposes of this Clause:

      (i) a CHANGE OF CONTROL occurs if any person or group of persons gains control of the Company; and

      (ii) CONTROL shall be construed in accordance with the first and second paragraphs of Article 2359 of the Italian Civil Code and Article 93 of Legislative Decree No. 58 of 24 February 1998 (as subsequently amended or supplemented).

(b) The Company must promptly notify the Facility Agent if it becomes aware of any change of control.

(c) After a change of control, if the Majority Lenders so require, the Facility Agent must, by notice to the Company:

      (i)   cancel the Total Commitments; and

      (ii) declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

      Any such notice will take effect in accordance with its terms.

7.3   MANDATORY PREPAYMENT - FILA ACCOUNT

      If less than 66 and 2/3 per cent, of the share capital of the Target has not been tendered into the Tender Offer by the Final Expiration Date, the Company irrevocably and unconditionally authorises the Facility Agent to use any amount in the FILA Account to repay all outstanding obligations under the Tranche A.

7.4   VOLUNTARY PREPAYMENT

(a) The Company may, by giving not less than ten Business Days' prior notice to the relevant Facility Agent, prepay on the last day of its current Term in whole or in part.

(b)   A prepayment of part of a Loan must be in a minimum amount:

      (i) in respect to Tranche A, of (euro) 5,000,000.00 and an integral multiple of (euro) 1,000,000.00; and

      (ii) in respect to the Tranche B, of US$ 5,000,000.00 and an integral multiple of US$ 1,000,000.00.

7.5   AUTOMATIC CANCELLATION

      The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period to the extent undrawn at that date.

7.6   VOLUNTARY CANCELLATION

(a) The Company may, by giving not less than ten Business Days' prior notice to the relevant Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b) Partial cancellation of the Total Commitments of each Facility must be in a minimum of US$ 5,000,000.00 and an integral multiple of US$ 1,000,000.00.

(c) Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

7.7   INVOLUNTARY PREPAYMENT AND CANCELLATION

(a)   If the Company is, or will be, required to pay to a Lender:

      (i)   a Tax Payment;

      (ii)  an Increased Cost; or

      (iii) any amount under Schedule 4 (Calculation of the Mandatory Cost),

      the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)   After notification under paragraph (a) above:

      (i) the Company must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

      (ii)  the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be:

      (i)   the last day of the current Term for that Loan; or

      (ii)  if earlier, the date specified by the Company in its notification.

7.8   PARTIAL PREPAYMENT OF LOANS

      No amount of a Loan prepaid under this Agreement may subsequently be re-borrowed.

7.9   MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.    INTEREST

8.1   CALCULATION OF INTEREST

      The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

      (a)   Margin;

      (b) in relation to any Loan in euro, EURIBOR or, in relation to any Loan in US$, LIBOR; and

      (c)   Mandatory Cost, if any

8.2   PAYMENT OF INTEREST

      Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than three months, on the dates falling at three-monthly intervals after the first day of that Term.

8.3   INTEREST ON OVERDUE AMOUNTS

(a) If the Company fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent, per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

      (i)   select successive Terms of any duration of up to three months; and

      (ii)  determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

      (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

      (ii) the rate of interest on the overdue amount for that first Term will be one per cent, per annum above the rate then payable on that Loan.

      After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Interest (if unpaid) on an overdue amount will not be compounded with that overdue amount at the end of each of its Terms but will remain at all times immediately due and payable.

8.4   NOTIFICATION OF RATES OF INTEREST

      The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

8.5   INTEREST CAP

      For the avoidance of doubt, notwithstanding any other provision hereof, if at any time the interest rate relating to the Facility stated to be payable under this Agreement would cause a breach of Italian usury law, then the rate of interest payable under this Agreement shall be capped at the maximum amount permitted to be payable under Italian usury law.

9.    TERMS

9.1   SELECTION

(a)   Each Loan has successive Terms.

(b) The Company must select the first Term for a Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c) If the Company fails to select a Term for an outstanding Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d) Subject to the following provisions of this Clause, each Term for a Loan will be three months or any other period (not exceeding three months) agreed by the Company and the Facility Agent.

9.2   CONSOLIDATION

      If the Company so requests, a Term for a Loan will end on the same day as the current Term for any other Loan borrowed by the Company under the same Facility. On the last day of those Terms, those Loans will be consolidated and treated as one Loan.

9.3   NO OVERRUNNING THE FINAL MATURITY DATE

      If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

9.4   OTHER ADJUSTMENTS

      A Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

9.5   NOTIFICATION

      The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

10.   MARKET DISRUPTION

10.1  FAILURE OF A REFERENCE BANK TO SUPPLY A RATE

      If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (Milan or London time depending on IBOR being EURIBOR or LIBOR, respectively) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

10.2  MARKET DISRUPTION

(a)   In this Clause, each of the following events is a MARKET DISRUPTION EVENT:

      (i) IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (Milan or London time depending on IBOR being EURIBOR or LIBOR, respectively) on the Rate Fixing Day; or

      (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent, of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of the IBOR for the relevant Term.

(b) The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

      (i)   Margin;

      (ii) rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

      (iii) Mandatory Cost.

10.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.   TAXES

11.1  GENERAL

      In this Clause TAX CREDIT means a credit against any Tax or any relief or remission for Tax (or its repayment).

11.2  TAX GROSS-UP

(a) The Company must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b) If the Company or a Lender is aware that the Company must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c) If a Tax Deduction is required by law to be made by the Company or the Facility Agent, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) If the Company is required to make a Tax Deduction, the Company must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Company making that Tax Deduction must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

11.3  TAX INDEMNITY

(a) Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party acting reasonably determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b) Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

      (i) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes; or

      (ii) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

      if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c) A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

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11.4  TAX CREDIT

      If the Company makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

      (a)   a Tax Credit is attributable to that Tax Payment; and

      (b)   it has used and retained that Tax Credit,

      the Finance Party must pay an amount to the Company which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Company.

11.5  STAMP TAXES

      The Company must pay and indemnify each Finance Party against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.

11.6  VALUE ADDED TAXES

(a) Any amount payable under a Finance Document by the Company is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Company must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) The obligation of the Company under paragraph (a) will be reduced to the extent that the Finance Party determines (acting reasonably) that they are entitled to repayment or a credit in respect of the Tax.

12.   INCREASED COSTS

12.1  INCREASED COSTS

      Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

      (a) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

      (b) compliance with any law or regulation made after the date of this Agreement.

12.2  EXCEPTIONS

      The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

      (a) compensated for under another Clause or would have been but for an exception to that Clause; or

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

      (b) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

12.3  CLAIMS

(a) A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the relevant Company.

(b) Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.

1.3.  MITIGATION

13.1  MITIGATION

(a) Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

      (i)   any Tax Payment or Increased Cost being payable to that Finance
            Party;

      (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

      (iii) that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

      including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.

(c) The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it

13.2  CONDUCT OF BUSINESS BY A FINANCE PARTY

      No term of this Agreement will:

      (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

      (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.   PAYMENTS

14.1  PLACE

      Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by the Company under the Finance Documents must be made to the Facility Agent to its account at such office or bank in the Republic of Italy as it may notify to the Company for this purpose by not less than five Business Days' prior notice.

14.2  FUNDS

      Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

14.3  DISTRIBUTION

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for the Company in or towards payment (as soon as practicable after receipt) of any amount due from the Company under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4  CURRENCY

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d) Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)   Each other amount payable under the Finance Documents is payable in euro

14.5  NO SET-OFF OR COUNTERCLAIM

      All payments made by the Company under the Finance Documents must be made without set-off or counterclaim.

14.6  BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7  PARTIAL PAYMENTS

(a) If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Company under the Finance Documents in the following order:

      (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

      (ii) SECONDLY, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

      (iii) THIRDLY, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

      (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) Each Facility Agent must, if so directed by the relevant Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)   This Subclause will override any appropriation made by the Company.

14.8  TIMING OF PAYMENTS

      If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

15.   REPRESENTATIONS

15.1  REPRESENTATIONS

      The representations set out in this Clause are made to each Finance Party by the Company also with respect to its Subsidiaries Representations referred to Target and its Subsidiaries are subject to the exceptions contained in the Disclosure Letter.

15.2  STATUS

(a) It is (i) a limited liability company with respect to the Company, or (ii) a corporation, with respect to US NewCo and Target, each of which is duly incorporated and validly existing under the laws of its jurisdiction of incorporation,

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being and will be conducted.

15.3  POWERS AND AUTHORITY

      It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

15.4  LEGAL VALIDITY

(a) Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation

(b) Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

15.5  NON-CONFLICT

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

      (a)   any law or regulation applicable to it;

      (b)   its or any of its Subsidiaries' constitutional documents; or

      (c) any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets.

15.6  NO DEFAULT

(a) No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

(b) No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

15.7  AUTHORISATIONS

      All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

15.8  FINANCIAL STATEMENTS

      Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Company at the date of this Agreement, are the Original Financial Statements):

      (a) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

      (b) fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

      except, in each case, as disclosed to the contrary in those financial statements

15.9  NO MATERIAL ADVERSE CHANGE

      In the case of the Company only, as at the date of this Agreement there has been no material adverse change in the consolidated financial condition of the Company since the date to which the Original Financial Statements were drawn up

15.10 LITIGATION

      No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

15.11 REPRESENTATIONS AND WARRANTIES ON THE ACQUISITION DOCUMENTS

(a) To the best of its knowledge, as at the date of the Closing, no representation or warranty given by any party in the Acquisition Documents is untrue or misleading in any material respect.

(b)   Each Acquisition Document is in full force and effect.

(c) The Acquisition Documents contain all the material terms of the Acquisition, the Merger and the transactions contemplated thereby.

15.12 US NEWCO

(a) Except as may arise under the Acquisition Documents, before the commencement of the Tender Offer, US NewCo has not traded or incurred any material liabilities or commitments (actual or contingent, present or future).

(b) The Company after the purchase of the shares of US NewCo is the legal and beneficial owner of all of the shares in US NewCo.

15.13 SECURITY INTERESTS

      No Security Interest exists over the whole or any part of the assets of any member of the Group except for those permitted under Clause 17.5 (Negative pledge).

15.14 TAXES ON PAYMENTS

(a) It is not overdue in the filing of any Tax returns or filings relating to any material amount of Tax and it is not overdue in the payment of any material amount of, or in respect of, Tax.

(b) No claims or investigations by any Tax authority are being or are reasonably likely to be made or conducted against it which are reasonably likely to result in a liability of or claim against any member of the Group to pay any material amount of, or in respect of, Tax.

(c) For Tax purposes, it is resident only in the jurisdiction of its incorporation.

15.15 STAMP DUTIES

      As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

15.16 INTELLECTUAL PROPERTY RIGHTS

      It is not aware of any adverse circumstance relating to validity, subsistence or use of any of the Group's Intellectual Property Rights which could reasonably be expected to have a Material Adverse Effect.

15.17 COMPLIANCE WITH U.S. REGULATIONS

(a)   In this Subclause:

      ANTI-TERRORISM LAW means each of:

      (i) Executive Order No- 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the EXECUTIVE ORDER);

      (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

      (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and

      (iv) any similar law enacted in the United States of America subsequent to the date of this Agreement.

      HOLDING COMPANY has the meaning given to it in the United States Public Utility Holding Company Act of 1935.

      INVESTMENT COMPANY has the meaning given to it in the United States Investment Company Act of 1940.

      PUBLIC UTILITY has the meaning given to it in the United States Federal Power Act of 1920.

      RESTRICTED PARTY means any person listed:

      (i)   in the Annex to the Executive Order;

      (ii) on the "Specially Designated Nationals and Blocked Persons" list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

      (iii) in any successor list to either of the foregoing.

(b)   It is not:

      (i) a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935;

      (ii) a public utility or subject to regulation under the United States Federal Power Act of 1920;

      (iii) required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or

      (iv) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(c)   To the best of its knowledge, neither it nor any of its Affiliates:

      (i)   is, or is controlled by, a Restricted Party;

      (ii)  has received funds or other property from a Restricted Party; or

      (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(d) It and each of its Affiliates have taken reasonable measures to ensure. compliance with the Anti-Terrorism Laws.

(e) It is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock and except for the proceeds of the Loans under Tranche A that will be invested in US NewCo to enable it to consummate the Acquisition, no Loans under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock

(f) The Target is not directly engaged in the United States in any of the following activities:

      (i) insurance underwriting pursuant to section 4(k)(4)(B) of the Bank Holding Company Act;

      (ii) securities underwriting dealing or market making pursuant to section 4(k)(4)(E) of the Bank Holding Company Act;

      (iii) merchant banking activities pursuant to section 4(k)(4)(H) of the Bank Holding Company Act (but only to the extent that the proceeds of the transaction are used for the purposes of funding the Target's merchant banking acticities);

      (iv) insurance company investment activities pursuant to section 4(k)(4)(I) of the Bank Holding Company Act; or

      (v) any other activity designated by the Board of Governors of the United States Federal Reserve.

(g) Neither the making of any Loan in respect to the Facility nor the application of the proceeds or repayment thereof by the Company, nor the consummation of the other transactions contemplated by the Finance Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission of the United States thereunder.

15.18 ERISA AND MULTIEMPLOYER PLANS

(a) Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b) Each Employee Plan which is intended to be qualified under Section 401 (a) of the Code has been determined by the IRS to be so qualified.

(c) There exists no Unfunded Pension Liability with respect to any Employee Plan, except as would not have a Material Adverse Effect.

(d) Neither the US Group Company nor any ERISA Affiliate has incurred or is reasonably expected to incur a complete or partial withdrawal from any Multiempioyer Plan to the extent such incurrence, individually or in the aggregate, would have or would be reasonably likely to have a Material Adverse Effect.

(e) Each US Group Company and any ERISA Affiliate has made all material contributions to or under each such Employee Pian required by law within the applicable time limits prescribed thereby, the terms of such Employee Plan, or any contract or agreement requiring contributions to an Employee Plan save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

(f) Neither any US Group Company nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to the PBGC.

15.19 IMMUNITY

(a) The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b) it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

15.20 JURISDICTION/GOVERNING LAW

(a)   Its:

      (i) irrevocable submission under this Agreement to the non-exclusive jurisdiction of the courts of England;

      (ii)  agreement that this Agreement is governed by English law; and

      (iii) agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b) any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

15.21 TIMES FOR MAKING REPRESENTATIONS

(a) The representations set out in this Clause are made by the Company on the date of this Agreement,

(b) Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by the Company on the date of each Request and the first day of each Term,

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

16.   INFORMATION COVENANTS

16.1  FINANCIAL STATEMENTS

(a) The Company must supply to the Facility Agent in sufficient copies for all the Lenders:

      (i) its audited consolidated financial statements for each of its financial years; and

      (ii)  its audited financial statements for each of its financial years;
            and

      (iii) its interim financial statements for the first half-year of each of its financial years,

(b) All financial statements must be supplied as soon as they are available and:

      (i) in the case of the Company's audited consolidated financial statements, within 180 days;

      (ii) in the case of the Company's audited financial statements, within 180 days; and

      (iii) in the case of the Company's interim financial statements, within 90 days,

      of the end of the relevant financial period.

16.2  FORM OF FINANCIAL STATEMENTS

(a) The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up,

(b) The Company must notify the Facility Agent of any change to the manner in which its audited consolidated financial statements are prepared,

(c) If requested by the Facility Agent, the Company must supply to the Facility Agent:

      (i)   a full description of any change notified under paragraph (b) above;
            and

      (ii) sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement

(d) If requested by the Facility Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e) If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

16.3  INFORMATION - MISCELLANEOUS

      The Company must supply to the Facility Agent in paper and in electronic form if the Facility Agent so requests:

      (a) copies of all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

      (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which have or might, if adversely determined, have a Material Adverse Effect;

      (c) promptly on request, details of the progress of the Closing or the Tender Offer of the merger; and

      (d) promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

16.4  NOTIFICATION OF DEFAULT

(a) Unless the Facility Agent have already been so notified, the Company must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by a Facility Agent, the Company must supply to the relevant Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it,

16.5  YEAR END

      The Company must not change its financial year end.

16.6  USE OF WEBSITES

(a) Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

      (i)   the Facility Agent and the Lender agree;

      (ii) the Company and the Facility Agent designate an electronic website for this purpose;

      (iii) the Company notifies the Facility Agent of the address of and password for the website; and

      (iv) the information posted is in a format agreed between the Company and the Facility Agent.

      The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b) Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

      (i)   any Lender not agreeing to receive information via the website; and

      (ii) within ten Business Days of request any other Lender, if that Lender so requests.

(c) the Company must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

      (i)   the website cannot be accessed;

      (ii) the website or any information on the website is infected by any electronic virus or similar software;

      (iii) the password for the website is changed; or

      (iv) any information to be supplied under this Agreement is posted on the website or amended after being posted.

      If the circumstances in sub-paragraphs (i) or (ii) above occur, the Companys must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

16.7  "KNOW YOUR CUSTOMER" REQUIREMENTS

      The Company must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable "know your customer" requirements.

16.8  ERISA

      The Company will promptly upon becoming aware of it notify the Facility Agent of:

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      (i)   any ERISA Event;

      (ii) the termination of or withdrawal (other than (A) a standard termination pursuant to Section 4041(b) of ERISA in connection with which no material contributions are required in contemplation of or following the proposed date of such termination and (B) a withdrawal in connection with which no material contributions are required) from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Employee Plan subject to Title IV of ERISA; and

      (iii) a claim or other communication alleging material non-compliance with any law or regulation relating to any Employee Plan.

17.   GENERAL COVENANTS

17.1  GENERAL

      The Company agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, the Company must ensure that each of its Subsidiaries performs that covenant.

17.2  AUTHORISATIONS

      The Company must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

17.3  COMPLIANCE WITH LAWS

      Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

17.4  PARI PASSU RANKING

      The Company must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.5  NEGATIVE PLEDGE

(a) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)   Paragraph (a) does not apply to:

      (i)   the shares of US NewCo and Target;

      (ii)  any Security Interest constituted by the Security Documents;

      (iii) any Security Interest listed in Schedule 6 (Existing Security) except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule and, with respect to Target and its Subsidiaries, any Security Interest listed in the Disclosure Letter;

      (iv) any lien arising by operation of law and in the ordinary course of trading;

      (v)   any Security Interest entered into pursuant to a Finance Document;
            and

      (vi) any Security Interest securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs) does not exceed euro 2,000,000.00 or its equivalent at any time

(c)   No member of the Group may:

      (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities;

      (ii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

      (iii) enter into any other preferential arrangement having a similar effect,

      in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

17.6  DISPOSALS

(a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)   Paragraph (a) does not apply to any disposal:

      (i) of assets of any member of the Group made in the ordinary course of trading;

      (ii) of assets in exchange for other assets comparable or superior as to type, value and quality;

      (iii) of the shares of US NewCo and Target; or

      (iv) where the disposal (when aggregated with any other disposal not allowed under the preceding sub-paragraphs) does not exceed euro 2,000,000.00 or its equivalent in any financial year of the Company.

(c)   of assets from a Group member to another Group member

17.7  FINANZIAMENTI DESTINATI / PATRIMONI SEPARATI

      The Company will not and will procure that no member of the Group shall enter into any transaction which could be qualified as a finanziamento destinato or patrimoni separati.

17.8  FINANCIAL INDEBTEDNESS

(a) Except as provided below, no member of the Group may incur any Financial Indebtedness.

(b)   Paragraph (a) does not apply to:

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      (i)   any Financial Indebtedness incurred under the Finance Documents;

      (ii) any Financial Indebtedness owed by a member of the Group to another member of the Group;

      (iii) any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business; or

      (iv) Financial Indebtedness (when aggregated with the Financial Indebtedness incurred under the Finance Documents of sub-paragraph
            (i)) does not exceed euro 55,000,000.00 or its equivalent at any time.

17.9  CHANGE OF BUSINESS

      The Company must ensure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

17.10 MERGERS

      The company may not enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-Group re-organisation on a solvent basis. The Company shall ensure that neither of US Newco and Target do not enter into any amalgamation, demerger, merger or reconstruction other than the Merger.

17.11 ACQUISITIONS

(a) Except as provided below, no member of the Group may make any acquisition or investment.

(b)   Paragraph (a) does not apply to:

      (i)   acquisitions or investments made in the ordinary course of trade; or

      (ii)  the US NewCo Share Purchase; or

      (iii) the Acquisition; or

      (iv) acquisitions where the consideration (when aggregated with the consideration of any other acquisition not allowed under the preceding sub-paragraphs) does not exceed euro 2,000,000.00 or its equivalent in any financial year of the Company.

17.12 INCREASE OF SHARE CAPITAL OF NEW TARGET

(a) The Company shall ensure that New Target does not increase its share capital other than the increase of its share capital for a maximum amount $11.8 million that will be, respectively, subscribed by Martin Coudeu y Compania Ltda, a company incorporated under the laws of Chile, with registered office at Avenida Manuel Antonio Matta 1801, Quilicura, Santiago, Chile, (COUDEAU) for a maximum amount of $3.3 million; by California Cedar Products Company, a company incorporated under the laws of the State of California, with registered office at 400 Fresno Avenue, Stockton, California, United States of America, (CALCEDAR) for a maximum amount of $5.3 million; and directly by the Company for a maximum amount of $3.2 million.

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

(b) The increase of the share capital referred to in paragraph (a) will be subscribed through a contribution in kind of the social portion in Compania de Lapices y Afines Chile Ltda, a company incorporated under the laws of Chile, with registered office at Avenida Manuel Antonio Matta 1801, Quilicura, Santiago, Chile (CLAC) owned by Coudeu, CalCedar and the Company, respectively, it being specified that the Company shall retain a 1% direct social portion in CLAC. Coudeu will subscribe the share capital of New Target also with a contribution in kind represented by a credit of US$ 2,000,000.00 vis-a-vis CLAC

(c) After the increase of the share capital expressly permitted under this Clause, the share capital of New Target will be subdivided among its shareholders as follows:

      (i) No. 6.785 shares representing 75.4 per cent, approximately of the issued share capital of New Target will be owned directly by the Company;

      (ii) No. 849 shares representing 9.4 per cent, approximately of the issued share capital of New Target will be owned by Coudeu;

      (iii) No 1.365 shares representing 15.2 per cent, approximately of the issued share capital of New Target will be owned by CalCedar.

(d) The Company shall not own at any time a percentage of the entire share capital of New Target lower than 75.38 per cent.

17.13 ENVIRONMENTAL MATTERS

(a)   In this Subclause:

      ENVIRONMENTAL APPROVAL means any approval, permit, license, registration, certificate, variance, filing, permission or authorisation required by or pursuant to any Environmental Law.

      ENVIRONMENTAL CLAIM means any claim by any government authority or person in connection with:

      (i) any actual or alleged breach of, or liability arising under or relating to, an Environmental Law or Environmental Approval;

      (ii) any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

      (iii) any presence, release or threatened release of, or exposure to, any Hazardous Substance at any location.

      ENVIRONMENTAL LAW means any law, statute, directive, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by any governmental authority in existence now or in the future relating in any way to:

      (i)   the protection of health and safety;

      (ii)  the environment;

      (iii) preservation or reclamation of natural resources; or

      (iv) the presence, management, release or threatened release of, or exposure to, Harzardous Substances.

      HAZARDOUS SUBSTANCE means any (A) petroleum products and byproducts, asbestos or asbestos-containing materials, urea foramaldehyde insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances and (B) any chemical, material, substance, waste pollutant or contaminant that is capable of causing harm to any living organism or the environment or prohibited, limited or regulated by or pursuant to any Environmental Law.

      Except for any matters that could reasonably be expected to have a Material Adverse Effect or result in any liability for any Finance Party,
      (i) each member of the Group is and has been in compliance with all applicable Environmental Laws, (ii) each member of the Group possesses, and is and has been in compliance with, all Environmental Approvals necessary or advisable for the conduct its operations, (iii) no member of the Group has received notice of any Environmental Claim, and no Environmental Claims are pending or, the knowledge of any member of the Group, threatened, against or affecting any member of the Group, and (iv) no member of the Group knows of any basis for any Environmental Claim being asserted against or affecting any member of the Group.

(b) The Company shall, and shall cause each of its Subsidiaries, to comply with all applicable Environmental Laws.

(c) The Company shall promptly upon becoming aware notify the Facility Agent of:

      (i) any Environmental Claim current, or to its knowledge, pending or threatened; or

      (ii) any circumstances reasonably likely to result in an Environmental Claim,

      which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

17.14 INSURANCE

      Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

17.15 THIRD PARTY GUARANTEES

(a) Except as provided in paragraph (b) below, no member of the Group may incur or allow to be outstanding any guarantee by such member of the Group or any of its Subsidiaries in respect of any person.

(b) Paragraph (a) does not apply to third party guarantees by any member of the Target Group in respect of performance bonds, retention bonds, advanced payment bonds and bid bonds issued in respect of activities carried out in the ordinary course of its trade.

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

17.16 DISTRIBUTIONS

      The Company may not pay any dividend or distribute any share premium reserve or any other reserves to its shareholders or their Affiliates other than payment of dividends or distribution of share premium reserves to its shareholders up to a maximum amount of 1.1875 per cent, of its yearly net turnover in respect to the finance year ending 31st December 2004.

17.17 LOANS OUT

(a) Except as provided in paragraph (b) below, no member of the Group may be the creditor in respect of any Financial Indebtedness.

(b)   Paragraph (a) does not apply to any intercompany loan:

      (i) made available by the Company for the purposes of Clause 3.2 (Tranche B); and

      (ii) between the members of the Group carried out in the ordinary course of their trade provided that:

            (A)   such loans are subordinated to the Facility; and

            (B) the documentation for such loans provides that no creditor of any such loan shall have the right to receive payments until all amounts outstanding under the Finance Documents have been repaid in full.

17.18 TAXES

(a) Each member of the Group must pay all Taxes due and payable (or, where payments of Tax must be made by reference to estimated amounts, such estimated Tax (calculated in good faith) as due and payable for the relevant period) by it prior to the accrual of any fine or penalty for late payment, unless (and only to the extent that):

      (i)   payment of those Taxes is being contested in good faith;

      (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them; and

      (iii) failure to pay those Taxes does not have a Material Adverse Effect,

(b)   No member of the Group may change its residence for Tax purposes.

17.19 SECURITY

(a)   On the Closing Date, the Company shall execute and deliver the Account
      Pledge.

(b)   On and as of the Merger Date, the Company shall:

      (i) execute and deliver to the Facility Agent the FILA Pledge, together with the share certificates and executed undated stock transfer forms;

      (ii) deliver to the Facility Agent evidence that the agent of the Company under the FILA Pledge for service of process in United States of America has accepted its appointment; and

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

      (iii) procure the delivery to the Facility Agent of a legal opinion of Allen & Overy, legal advisers in New York of the Arranger, addressed to the Finance Parties, in respect of the FILA Pledge.

17.20 US NEWCO

      The Company shall procure that US NewCo does not engage in any business or activity other than the Tender Offer and the Acquisition.

17.21 TENDER OFFER

      The Company shall procure that US NewCo commences the Tender Offer no later than January 10, 2005, and completes the Acquisition no later than March 31, 2005,

17.22 TENDER OFFER DOCUMENTS

      The Company shall procure that all documents, instruments and certificates distributed to any holder of shares of the Target or any regulatory authority in connection with the Tender Offer and the Merger shall comply with the requirements of the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

17.23 MERGER

      The Company shall procure that NewCo and Target complete the Merger as soon as legally possible, and in any event no later than March 31, 2005.

17.24 NEW TARGET

      The Company shall procure that New Target shall not engage directly in any of the following activities:

      (a) insurance underwriting pursuant to section 4(k)(4)(b) of the Bank Holding Company Act;

      (b)   securities underwriting, dealing or market making pursuant to section 4(k)(4)(E) of the Bank Holding Company Act;

      (c) merchant banking activities pursuant to section 4(k)(4)(H) of the Bank Holding Company Act (but only to the extent that the proceeds of the transaction are used for the purpose of funding New Target's merchant banking activities);

      (d) insurance company investment activities pursuant to section 4(k)(4)(I) of the Bank Holding Company Act; pr

      (e) any other activity designated by the Board of Governors of the Federal Reserve.

17.25 ACQUISITION DOCUMENTS

      The Company shall procure that there is promptly paid all amounts payable by US NewCo under the Acquisition Documents as and when the same become due and any amounts payable for the enforcement of rights under the Acquisition Documents.

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

18.   DEFAULT

18.1  EVENTS OF DEFAULT

      Each of the events set out in this Clause is an Event of Default.

18.2  NON-PAYMENT

      The Company does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

      (a)   is caused by technical or administrative error; and

      (b)   is remedied within three Business Days of the due date.

18.3  SECURITY, ACQUISITION AND MERGER

      The Company does not comply with the terms of any of Clause 17.12, 17.20, 17.21, 17.22, 17.23, 17.24 or 17.25.

18.4  BREACH OF OTHER OBLIGATIONS

(a) The Company does not comply with any other term of Clause 17 (General Covenants); or

(b) the Company does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

      (i)   is capable of remedy; and

      (ii) is remedied within fourteen days of the earlier of the Facility Agent giving notice and the Company becoming aware of the non-compliance.

18.5  MISREPRESENTATION

      A representation made or repeated by the Company in any Finance Document or in any document delivered by or on behalf of the Company under any Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

      (a)   are capable of remedy; and

      (b) are remedied within fourteen days of the earlier of the Facility Agent giving notice and the Company becoming aware of the misrepresentation.

18.6  CROSS-DEFAULT

      Any of the following occurs in respect of a member of the Group:

      (a) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

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

      (b)   any of its Financial Indebtedness:

            (i)   becomes prematurely due and payable;

            (ii)  is placed on demand; or

            (iii) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand, in each case, as a result of an event of default (howsoever described); or

      (c) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

      unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a)-(c) above is less than euro 500,000 or its equivalent.

18.7  INSOLVENCY

      Any of the following occurs in respect of a member of the Group:

      (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

      (b)   it admits its inability to pay its debts as they fall due;

      (c) it suspends making payments on any of its debts or announces an intention to do so;

      (d) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

      (e)   a moratorium is declared in respect of any of its indebtedness.

      If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

18.8  INSOLVENCY PROCEEDINGS

      Except as provided below, any of the following occurs in respect of a member of the Group:

      (a) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

      (b) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or seeking relief under any applicable bankruptcy, insolvency, company or similar law other than where the relevant member of the Group can demonstrate that such claims are frivolous or vexatious, have being contested in good faith and with due diligence and which in any event are discharged within sixty days of their commencement;

      (c) any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

      (d)   an order for its winding-up, administration or dissolution is made;

      (e) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

      (f) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

      (g)   any other analogous step or procedure is taken in any jurisdiction.

18.9  CREDITORS' PROCESS

      Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Group, having an aggregate value of at least euro 500,000.00, and is not discharged within sixty days.

18.10 CESSATION OF BUSINESS

      A member of the Group ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

18.11 EFFECTIVENESS OF FINANCE DOCUMENTS

(a) It is or becomes unlawful for the Company to perform any of its obligations under the Finance Documents.

(b) Any Finance Document is not effective in accordance with its terms or is alleged by the Company to be ineffective in accordance with its terms for any reason.

(c) The Company repudiates a Finance Document or evidences an intention to repudiate or rescind a Finance Document.

18.12 PROCEEDINGS

      There shall occur any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or enquiry instigated against any member of the Group (other than claims which the relevant member of the Group can demonstrate are frivolous or vexatious, have being contested in good faith and with due diligence and which in any event are discharged within sixty days of their commencement) in circumstances where the potential liability in the event of a determination adverse to any member of the Group would be greater than euro 750,000.00.

18.13 MATERIAL ADVERSE CHANGE

      Any event or series of events occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

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

18.14 ERISA

(a) Any event or condition that presents a material risk that the Company or any ERISA Affiliate may incur a material liability to an Employee Plan or to the IRS or to the PBGC.

(b) An "accumulated funding deficiency" (as that term is defined in Section 412 of the Code, whether or not waived, by reason of the failure of the Company or ERISA Affiliate to make a contribution to an Employee Plan

18.15 UNITED STATES BANKRUPTCY LAWS

(a) In this Subclause, U.S. BANKRUPTCY LAW means the United States Bankruptcy Code 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

(b)   Any of the following occurs in respect of any US Group Company:

      (i)   it makes a general assignment for the benefit of creditors;

      (ii) it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

      (iii) an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case.

(c) If an Event of Default described in this Subclause 18.15 (United States Bankruptcy Laws) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable.

18.16 ACCELERATION

      If any other Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

      (a)   declare that an Event of Default has occurred; and/or

      (b)   cancel all or any part of the Total Commitments; and/or

      (c) declare that all or part of any amounts outstanding under the Finance Documents are:

            (i)   immediately due and payable; and/or

            (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

      Any notice given under this Subclause will take effect in accordance with its terms.

19.   SECURITY

19.1  SECURITY DOCUMENTS

(a) The payment obligations of the Company under this Agreement related to Tranche A shall be secured by the Account Pledge.

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

(b) The payment obligations of the Company under this Agreement related to both Facilities shall be secured by the FILA Pledge.

19.2  SECURITY AGENT AS HOLDER OF SECURITY

      Unless expressly provided to the contrary, the Security Agent holds any security created by the FILA Pledge on behalf of the Finance Parties.

19.3  RESPONSIBILITY

      The Security Agent is not liable or responsible to any other Finance Party for:

      (a) any failure in perfecting or protecting the security created by the FILA Pledge;

      (b) any other action taken or not taken by it in connection with the FILA Pledge,

      unless directly caused by its gross negligence or wilful misconduct.

19.4  TITLE

      The Security Agent may accept, without enquiry, the title (if any) the Company may have to any asset over which security is intended to be created by the FILA Pledge.

19.5  POSSESSION OF DOCUMENTS

      The Security Agent is not obliged to hold in its own possession the FILA Pledge, title deed or other document in connection with any asset over which security is intended to be created by the FILA Pledge. Without prejudice to the above, the Security Agent may allow any bank providing safe custody services or any professional adviser to the Security Agent to retain any of those documents in its possession.

19.6  INVESTMENTS

      Except as otherwise provided in the FILA Pledge, all moneys received by the Security Agent under the FILA Pledge may be invested in the name of, or under the control of, the Security Agent in any investments selected by the Security Agent. Additionally, those moneys may be placed on deposit in the name of, or under the control of, the Security Agent at any bank or institution (including itself) and upon such terms as it may think fit.

19.7  APPROVAL

      Each Finance Party confirms its approval of the FILA Pledge.

20.   THE ADMINISTRATIVE PARTIES

20.1  APPOINTMENT AND DUTIES OF THE FACILITY AGENT

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)   Each Finance Party irrevocably authorises the Facility Agent to:

      (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

      (ii) execute each Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

20.2  ROLE OF THE ARRANGER

      Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party in connection with any Finance Document.

20.3  NO FIDUCIARY DUTIES

      Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

20.4  INDIVIDUAL POSITION OF AN ADMINISTRATIVE PARTY

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)   Each Administrative Party may:

      (i) carry on any business with the Company or its related entities (including acting as an agent or a trustee for any other financing); and

      (ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with the Company or its related entities.

20.5  RELIANCE

      The Facility Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or' with the authority of, the proper person;

      (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

      (c) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

      (d)   act under the Finance Documents through its personnel and agents

20.6  MAJORITY LENDERS' INSTRUCTIONS

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c) The Facility Agent is not authorized to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(d) The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

20.7  RESPONSIBILITY

(a) No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b) No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c) Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

      (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets); and

      (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

20.8  EXCLUSION OF LIABILITY

(a) The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c) The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Facility Agent for that purpose.

(d)   (i)   Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

      (ii) Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

20.9  DEFAULT

(a) The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)   If the Facility Agent:

      (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

      (ii) is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement,

      it must promptly notify the other Finance Parties.

20.10 INFORMATION

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)   Except as provided above, the Facility Agent has no duty:

      (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of the Company or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from the Company.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the

      Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f) The Company irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

20.11 INDEMNITIES

(a) Without limiting the liability of the Company under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or willful misconduct.

(b) The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

20.12 COMPLIANCE

      Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

20.13 RESIGNATION OF THE FACILITY AGENT

(a) The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b) Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders ma. appoint a successor Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d) The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

(e) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term FACILITY AGENT will mean the successor Facility Agent.

(f) The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

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

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

20.14 RELATIONSHIP WITH LENDERS

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

20.15 FACILITY AGENT'S MANAGEMENT TIME

      If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

20.16 NOTICE PERIOD

      Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

21.   EVIDENCE AND CALCULATIONS

21.1  ACCOUNTS

      Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

21.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

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

21.3  CALCULATIONS

      Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

22.   FEES

22.1  ARRANGEMENT FEE

      The Company must pay to the Arranger for its own account an arrangement and underwriting fee in relation to Tranche A and Tranche B in the amount and in the manner agreed in the Fee Letter.

22.2  TRANCHE A COMMITMENT FEE

(a) The Company must pay a commitment fee computed at the rate of 0.875 per cent, per annum on the undrawn and uncancelled amount of each Lender's Tranche A Commitment.

(b) Accrued commitment fee is payable quarterly in arrear from and including the date of this Agreement. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche A Commitment is cancelled in full.

22.3  TRANCHE B COMMITMENT FEE

(a) The Company must pay a commitment fee computed at the rate of 0.875 per cent, per annum on the undrawn and uncancelled amount of each Lender's Tranche B Commitment.

(b) Accrued commitment fee is payable quarterly in arrear from and including 31st March, 2005. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche B Commitment is cancelled in full.

23.   INDEMNITIES AND BREAK COSTS

23.1  CURRENCY INDEMNITY

(a) The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

      (i) that Finance Party receiving an amount in respect of the Company's liability under the Finance Documents; or

      (ii) that liability being converted into a claim, proof, judgment or order,

      in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b) Unless otherwise required by law, the Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

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

23.2  OTHER INDEMNITIES

(a) The Company must indemnify, defend and hold harmless each Finance Party against any loss, liability, obligation, damage, claim, Environmental Claim, fine, penalty, fee, expense or cost (including administrative oversight costs, natural resource damages, remediation costs, attorney and consultant fees and expenses) which that Finance Party incurs as a consequence of:

      (i)   the occurrence of any Event of Default;

      (ii) any failure by the Company to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

      (iii) (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan;

      (iv) a Loan (or part of a Loan) not being prepaid in accordance with this Agreement; or

      (v)   any Environmental Claim.

      The Companys' liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan,

(b) The Company must indemnify, defend and hold harmless the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

      (i) investigating any event which the Facility Agent reasonably believes to be a Default; or

      (ii) acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

23.3  BREAK COSTS

(a)   The Company must pay to each Lender its Break Costs.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

      (i) the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term; exceeds

      (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c) Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

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

24.   EXPENSES

24.1  INITIAL COSTS

      The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees as agreed in a separated letter and notarial fees) incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

24.2  SUBSEQUENT COSTS

      The Company must pay to the Facility Agent the amount of all costs and expenses (including legal and notarial fees) incurred by it in connection with:

      (a) the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

      (b) any amendment, waiver or consent requested by or on behalf of the Company or specifically allowed by this Agreement.

24.3  ENFORCEMENT COSTS

      The Company must pay to each Finance Party the amount of all costs and expenses (including legal and notarial fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

25.   AMENDMENTS AND WAIVERS

25.1  PROCEDURE

(a) Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

25.2  EXCEPTIONS

(a)   An amendment or waiver which relates to:

      (i)   the definition of MAJORITY LENDERS in Clause 1.1 (Definitions);

      (ii) an extension of the date of payment of any amount to a Lender under the Finance Documents;

      (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

      (iv) an increase in, or an extension of, a Commitment or the Total Commitments;

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

      (v) a release of the Company other than in accordance with the terms of this Agreement;

      (vi) a term of a Finance Document which expressly requires the consent of each Lender;

      (vii) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

      (viii) this Clause,

      may only be made with the consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

25.3  CHANGE OF CURRENCY

      If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

25.4  WAIVERS AND REMEDIES CUMULATIVE

      The rights of each Finance Party under the Finance Documents:

      (a)   may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)   may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any right is not a waiver of that right.

26.   CHANGES TO THE PARTIES

26.1  ASSIGNMENTS AND TRANSFERS BY THE BORROWER

      The Company may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

26.2  ASSIGNMENTS AND TRANSFERS BY LENDERS

(a) A Lender (the EXISTING LENDER) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other bank or financial institution or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the NEW LENDER).

(b) The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(c)   A transfer of obligations will be effective only if either:

      (i) the obligations are novated in accordance with the following provisions of this Clause; or

      (ii) the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(d) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

26.3  PROCEDURE FOR TRANSFER BY WAY OF NOVATIONS

(a)   In this Subclause:

      TRANSFER DATE means, for a Transfer Certificate, the later of:

      (i)   the proposed Transfer Date specified in that Transfer Certificate;
            and

      (ii) the date on which the Facility Agent executes that Transfer Certificate.

(b)   A novation is effected if:

      (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

      (ii)  the Facility Agent executes it.

      The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)   On the Transfer Date:

      (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

      (ii) the Existing Lender will be released from those obligations and cease to have those rights.

(e) The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

26.4  LIMITATION OF RESPONSIBILITY OF EXISTING LENDER

(a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

      (i)   any Finance Document or any other document; or

      (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

      and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

      (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

      (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)   Nothing in any Finance Document requires an Existing Lender to:

      (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

      (ii) support any losses incurred by the New Lender by reason of the non-performance by the Company of its obligations under any Finance Document or otherwise.

26.5  COSTS RESULTING FROM CHANGE OF LENDER OR FACILITY OFFICE

      If:

      (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

      (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to pay a Tax Payment or an Increased Cost,

      then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstance giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Company need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

26.6  CHANGES TO THE REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.7  AFFILIATES OF LENDERS

(a) Each Lender may fulfill its obligations in respect of any Loan through an Affiliate if:

      (i) the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

      (ii) the Loans in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent and the Company.

      In this event, the Lender and the Affiliate will participate in Loans in the manner provided for in sub-paragraph (ii) above.

(b) If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

27.   DISCLOSURE OF INFORMATION

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of the Company in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

      (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

      (ii)  in connection with any legal or arbitration proceedings;

      (iii) if required to do so under any law or regulation;

      (iv)  to a governmental, banking, taxation or other regulatory authority;

      (v)   to its professional advisers;

      (vi)  to the extent allowed under paragraph (b) below;

      (vii) to the Company; or

      (viii) with the agreement of the Company.

(b) A Finance Patty may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a PARTICIPANT):

      (i)   a copy of any Finance Document; and

      (ii) any information which that Finance Party has acquired under or in connection with any Finance Document.

      However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

28.   SET-OFF

      A Finance Party may set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.   PRO RATA SHARING

29.1  REDISTRIBUTION

      If any amount owing by the Company under this Agreement to a Lender (the RECOVERING LENDER) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (A RECOVERY), then:

      (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

      (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

      (c) the recovering Lender must pay to the Facility Agent an amount equal to the excess (the REDISTRIBUTION).

29.2  EFFECT OF REDISTRIBUTION

(a) The Facility Agent must treat a redistribution as if it were a payment by the Company under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the Company will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)   If:

      (i) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to the Company; and

      (ii) the recovering Lender has paid a redistribution in relation to that recovery,

      each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

29.3  EXCEPTIONS

      Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

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

      (a) it would not, after the payment, have a valid claim against the Company in the amount of the redistribution; or

      (b) it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

            (i) the recovering Lender notified the Facility Agent of those proceedings; and

            (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

30.   SEVERABILITY

      If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

      (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

      (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

31.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

32.   NOTICES

32.1  IN WRITING

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

      (i) in person, by post, fax, e-mail or any other electronic communication approved by the Facility Agent; or

      (ii) if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

32.2  CONTACT DETAILS

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

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(b)   The contact details of the Company for this purpose are:

      Address:    Via Pozzone, 5
                  Milano

      Fax number: 0039 02 3538546
      E-mail:     massimo.candela@fila.it
      Attention:  Mr. Massimo Candela/Director

(c) The contact details of the Facility Agent and the Arranger for this purpose are:

      Address:    Centro Corporate
                  Milano Provincia Ovest
                  via Puecher, 51
                  20081 Abbiategrasso (Milano)

      Fax number: 02/9466474
      E-mail:     silvano.daturi@bancaintesa.it; marco belletta@bancaintesa.it
      Attention:  Mr, Silvano Daturi and Mr. Marco Belletta

(d)   The contact details of the Security Agent for this purpose are:

      Address:    1 William Street,
                  New York, New York 1004

      Fax number: 001/2128099780
      E-mail:     giancarlo.baiocchi@bancaintesa.it
      Attention:  Mr. Giancarlo Baiocchi

(e) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

32.3  EFFECTIVENESS

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

      (i)   if delivered in person, at the time of delivery;

      (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

      (iii) if by fax, when received in legible form; and

      (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

                                       59
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(c)   A communication to the Facility Agent will only be effective on actual receipt by it.

33.   LANGUAGE

(a)   Any notice given in connection with:

      (i)   the Account Pledge, must be in Italian;

      (ii) the FILA Pledge and any other Finance Document (the OTHER FINANCE DOCUMENT), must be in English.

(b)   Any other document provided in connection with:

      (i)   the Account Pledge, must be in Italian;

      (ii) the FILA Pledge and any Other Finance Document, must be in English or (unless the Facility Agent otherwise agrees) in Italian accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

34.   GOVERNING LAW

      This Agreement is governed by English law.

35.   ENFORCEMENT

35.1  JURISDICTION

(a) The Milan court has non-exclusive jurisdiction to settle any dispute in connection with the Account Pledge.

(b) Any New York State court or Federal court sitting in the City of New York has non-exclusive jurisdiction to settle any dispute in connection with the FILA Pledge.

(c) The English courts has non-exclusive jurisdiction to settle any dispute in connection with any other Finance Document (the OTHER FINANCE DOCUMENT).

(d) The English courts and any New York State court or Federal court sitting in the City of New York are the most appropriate and convenient courts to settle any such dispute and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with, respectively, any Other Finance Document or the FILA Pledge. The Company agrees that a judgment or order of the English courts or any New York State court or Federal court sitting in the City of New York in connection with, respectively, any Other Finance Document or the FILA Pledge, is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

(e) This Clause 35.1 (Jurisdiction) is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

      (i) proceedings in any other court, different from the Milan court, the New York State courts or Federal courts sitting in the City of New York or the English courts; and

      (ii)  concurrent proceedings in any number of jurisdictions.

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35.2  SERVICE OF PROCESS

(a) The Company irrevocably appoints F.I.L.A. UK Ltd, 5/6 Colonial Business P, Colonial Way, Watford, Herts WD24 4PR, UK - England as its agent under the Other Finance Documents for service of process in any proceedings before the English courts.

(b) If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c) The Company agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)   This Clause does not affect any other method of service allowed by law.

35.3  WAIVER OF IMMUNITY

      The Company irrevocably and unconditionally:

      (a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

      (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

      (c)   waives all rights of immunity in respect of it or its assets.

35.4  WAIVER OF TRIAL BY JURY

      EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

      This Agreement has been entered into on the date stated at the beginning of this Agreement.

35.5  COMPLETE AGREEMENT

      The Finance Documents contain the complete agreement between the Parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

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                                   SIGNATORIES

COMPANY

F.I.L A., - FABBRICA ITALIANA LAPIS ED AFFINI S.P.A.

By: /s/ Candela
   ---------------------------
   (CANDELA)

ARRANGER

BANCA INTESA S.P.A., Milan Branch

By: /s/ Leandro Roberto                     /s/ Ambrasi
   ---------------------------              -----------------------------------
   (LEANDRO ROBERTO)                        (AMBRASI)

ORIGINAL LENDER

BANCA INTESA S.P.A., Milan Branch

By: /s/ Leandro Roberto                     /s/ Ambrasi
   ---------------------------              -----------------------------------
   (LEANDRO ROBERTO)

FACILITY AGENT

BANCA INTESA S.P.A., Milan Branch

By: /s/ Leandro Roberto                     /s/ Ambrasi
   ---------------------------              -----------------------------------
   (LEANDRO ROBERTO)

SECURITY AGENT

BANCA INTESA S.P.A., New York Branch

By: /s/ Leandro Roberto                     /s/ Ambrasi
   ---------------------------              -----------------------------------
   (LEANDRO ROBERTO)